UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010

American Locker Group Incorporated
 (Exact name of registrant as specified in its charter)

Delaware	000-00439	16-0338330
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 South Main Street, Grapevine, Texas	76051
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 329-1600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 23, 2010, American Locker Group Incorporated (the “Company”) held its Annual Meeting of Shareholders. At the Annual Meeting, the Company’s shareholders voted upon two proposals. The proposals are described in detail in the Company’s definitive proxy statement filed on April 30, 2010. A brief description of the proposal and the final results of the votes for each matter follow.

1. The shareholders elected all seven director nominees to serve as members of the Company’s board of directors until the Company’s 2011 Annual Meeting of Shareholders and until his or her respective successor has been elected and qualified.

Nominee for Director	For	Withheld	Broker Non-Votes
Craig R. Frank	394,847	328,120	462,647
John E. Harris	722,014	953	462,647
Graeme L. Jack	602,567	120,400	462,647
Anthony B. Johnston	395,503	327,464	462,647
Paul B. Luber	515,582	207,385	462,647
Mary A. Stanford	722,590	953	462,647
Allen D. Tilley	722,014	377	462,647

2. The shareholders ratified the appointment of Travis, Wolff & Company, LLP as the independent auditor of the Company for the fiscal year ending December 31, 2010.

For	Against	Abstentions
1,184,352	37	1,225

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED

By: /s/ Paul M. Zaidins
Name: Paul M. Zaidins
Title: President, Chief Operating Officer and Chief
Financial Officer

Date: July 13, 2010